Exhibit 99.1

Akers Biosciences and MyMD Pharmaceuticals Sign Definitive Merger Agreement

●	Immunotherapies focused on age-related disorders and autoimmune diseases entering Phase 2 clinical trials

●	Lead molecule MYMD-1 inhibits production of tumor necrosis factor alpha (TNF-α), a cell signaling protein involved in systemic inflammation, in preclinical studies

●	Entered into Securities Purchase Agreement for $18M private placement of common stock and warrants priced at-the-market under Nasdaq Rules

BALTIMORE, Md. and THOROFARE, N.J. – Nov. 12, 2020 (BUSINESSWIRE) – MyMD Pharmaceuticals, Inc. (“MyMD”) and Akers Biosciences, Inc. (“Akers”) (NASDAQ: AKER) today jointly announced that they have entered into a definitive merger agreement. Upon closing the transaction, the combined company is expected to be renamed MyMD Pharmaceuticals, Inc. and remain listed on the Nasdaq under the new ticker symbol “MYMD.”

The companies plan to hold a video conference for investors on Wednesday, November 18, 2020 at 4:15 p.m. ET to provide additional context on the integrated company, the clinical pipeline and drug development plan, and the commercial potential of the targeted indications. To participate in the briefing session, please click on the link below to register.

●	Event Link: https://www.webcaster4.com/Webcast/Page/2584/38815
●	Participant Dial In: Toll Free: 877-407-0778; International: 201-689-8565

Following the merger, the two companies will join as one to focus on developing and commercializing MyMD’s novel immunotherapy pipeline assets, including MYMD-1, a first-in-class drug being developed to treat autoimmune and age-related diseases, including extending the human lifespan. MYMD-1 has been shown to be effective in regulating the immune system from causing age-related diseases in preclinical studies and MyMD believes that it is the first oral small molecule regulator of tumor necrosis factor alpha (TNF-α) capable of crossing the blood-brain barrier. Looking forward, MyMD intends to also continue to develop its second asset, SUPERA-1R, a drug platform based on a patent-protected, synthetic derivative of cannabidiol (CBD) that seeks to target key cannabinoid receptors.

A Phase 1 study on MYMD-1 has been completed, with plans to begin two Phase 2 clinical trials in Q1 2021 and additional Phase 2 clinical trials throughout 2021. Preclinical data, showing the effectiveness of MyMD-1 in treating autoimmune diseases, were compiled by nationally recognized researchers and laid the foundation for the studies, securing peer-reviewed publications in The Journal of Immunology and the Journal of Neuroimmunology.

“Over the last seven years, MyMD has advanced its robust drug development program, achieving very encouraging preclinical and Phase 1 clinical data,” said Chris Chapman, M.D., Chief Medical Officer of MyMD. “As we enter Phase 2 clinical trials and continue to advance our drug candidates toward commercialization—we believe this merger is the natural next step for us. Gaining access to the public capital markets, along with Akers’ capital resources, should allow us to accelerate our plans and elevate MyMD within the emerging fields of aging, immunometabolic regulation and TNFα inhibition.”

The mechanism of action for MYMD-1 involves shutting down the production of TNF-α, offering the potential to reshape clinical guidelines and treatment approaches for aging and a number of autoimmune diseases including diabetes, rheumatoid arthritis and multiple sclerosis.

Reflecting on the rationale for the merger, Chris Schreiber, Executive Chairman and President of Akers, stated, “We are excited about this strategic opportunity to focus on MyMD’s promising clinical development program and worldwide patent position. Through this transaction, the company will be committed to delivering novel, multi-indication platform drugs designed to extend healthy lifespan and treat the source of chronic autoimmune diseases. We are highly excited about MyMD’s broad development program focused on two drug platforms that address enormous market potential. We believe that our merger with MyMD should provide us with additional value creation opportunities, in addition to our COVID-19 vaccine candidate that we have been working with our partners in India to develop.”

Management and Organization

The combined company will be led by Chris Chapman, M.D., who will become President and Chief Medical Officer of MyMD, and Adam Kaplin, M.D., who will become Chief Scientific Officer of MyMD, and is planned to be headquartered in Baltimore, Maryland. Dr. Chapman is the founder and CEO of Chapman Pharmaceutical Consulting Inc. and will bring extensive experience working with biotechnology companies in the design of clinical trial protocols, conducting clinical trials and advising on regulatory and medical affairs. Dr. Kaplin, the prior founder and chief of the Neuropsychiatric CNS Autoimmune Consultation Clinic, at the Johns Hopkins Multiple Sclerosis Center of Excellence, and an assistant professor of psychiatry and behavioral sciences at the Johns Hopkins University School of Medicine, has consulted with multiple hospitals, biotechnology companies and non-profit organizations on medical and development matters.

Transaction Details

On a pro forma basis and based upon the number of shares of Akers common stock to be issued in the merger, current Akers’ shareholders will own approximately 20% of the combined company, on a fully diluted basis, and current MyMD’s shareholders will own approximately 80% of the combined company on a fully diluted basis (excluding the effect of warrants issued in the below described private placement). The merger agreement also provides for additional contingent payments in cash and shares to the stockholders of MyMD under certain circumstances. The merger is expected to close in the first half of 2021, subject to the approval of Akers’ shareholders at a special shareholder meeting, as well as other customary closing conditions.

In connection with the definitive merger agreement, Akers agreed to loan MyMD up to $3 million pursuant to a secured promissory note. The note bears interest at 5% per annum, has a maturity date of April 15, 2022 and is secured by a first lien on MyMD’s assets.

Private Placement

Concurrently with the execution of the merger agreement with MyMD, Akers entered into a securities purchase agreement with certain accredited investors to raise $18 million through the issuance of up to 9,765,933 shares of common stock (or common stock equivalents) and accompanying warrants to purchase an aggregate of up to 9,765,933 shares of common stock at $1.85 per share of common stock and accompanying warrant. The warrants are immediately exercisable at an exercise price of $2.06 per share, with an expiration date of five and one-half years after the date of issuance. The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.

Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors and to use best efforts to have the registration statement declared effective as promptly as practical thereafter.

The closing of the private placement is subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

About Akers Biosciences Inc.

Akers Biosciences is pursuing rapid development and manufacturing of a COVID-19 vaccine candidate in collaboration with Premas Biotech PVT Ltd.

About MyMD Pharmaceuticals, Inc:

MyMD is a clinical stage pharmaceutical company committed to extending healthy lifespan by focusing on developing two therapeutic platforms. MYMD-1 is a drug platform based on a clinical stage small molecule that regulates the immunometabolic system to control TNF-α and other pro-inflammatory cytokines. MYMD-1 is being developed to treat autoimmune diseases, including those currently treated with TNF-α blocking drugs, and aging and longevity. SUPERA-1R is a drug platform based on a novel (patent pending) synthetic derivative of cannabidiol (CBD) that targets numerous key receptors including CB2 and opioid receptors and inhibits monoamine oxidase. SUPERA-1R is being developed to address the rapidly growing CBD market, that includes FDA approved drugs and CBD products not currently regulated as a drug. For more information, visit www.mymd.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Akers and MyMD, Akers intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. AKERS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AKERS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Akers with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Akers with the SEC by contacting Investor Relations by mail at Akers Biosciences, Inc., Attn: Investor Relations, 201 Grove Road, West Deptford, NJ 08086. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Akers and MyMD, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Akers’ directors and executive officers is included in Akers’ Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020, as amended on October 21, 2020, and the proxy statement for Akers’ 2020 annual meeting of stockholders, filed with the SEC on July 29, 2020. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Akers and MyMD undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; Aker’s inability to consummate the private placement; the cash balances of the combined company following the closing of the merger; the ability of Akers to remain listed on the Nasdaq Capital Market in connection with the merger; and expected merger-related cash outlays, including the timing and amount of those outlays. Risks and uncertainties related to MyMD that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: the timing of, and MyMD’s ability to, obtain and maintain regulatory approvals for clinical trials of MyMD’s pharmaceutical candidates, the timing and results of MyMD’s planned clinical trials for its pharmaceutical candidates, the amount of funds MyMD requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which MyMD operates; MyMD’s ability to retain and attract senior management and other key employees; MyMD’s ability to quickly and effectively respond to new technological developments; MyMD’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on MyMD’s proprietary rights; and the impact of the ongoing COVID-19 pandemic on MyMD’s results of operations, business plan and the global economy.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Akers’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Akers and MyMD as of the date of this release. Neither Akers nor MyMD undertakes any obligation to update such forward- looking statements to reflect events or circumstances after the date of this release.

Investor Contact:

Brett Mass

646-536-7331

brett@haydenir.com

www.haydenir.com

Media Contact:

Will Johnson

201-465-8019

MYMD@antennagroup.com

www.antennagroup.com